Exhibit 99.1

February 27, 2008

Subject: Business Update

We are pleased to inform you that in recent months interest in our Electrochemical Fatigue Sensor System (EFS) System has been tremendous.

The Federal Highway Administration (FHWA) signed a $347,500 contract with us to purchase equipment and training as part of their Steel Bridge Testing Program. They will use our EFS system in the laboratory and on actual bridges to find growing fatigue cracks. Following the completion of this program, the FHWA will recommend technologies for use on bridges for specific bridge problems. We anticipate this will result in recommending EFS to all bridge owners across the country for use on fatigue cracks in steel bridges.

Our on-call contract with Pennsylvania is continuing to produce good results. We have used the EFS System on twelve bridges in the state so far, totaling over $100,000, and PennDOT is pleased. We anticipate further work orders to be issued for the next inspection season which could total over $1M. We have also received interest from several inspection companies in Pennsylvania that wish to purchase EFS equipment as well as training and licensing, in order to execute these further work orders, with licensing fees payable to MATECH for each bridge inspected. The sale of equipment to these firms will likely total $75,000 per firm with renewable revenue from the licensing fees of approximately $500 per bridge plus continuing revenue from consumable sensor purchases. One such company has already been trained at their own cost to help MATECH execute the on-call contract in 2008.

We have completed a contract with Massachusetts this past month at $24,290, and have met with the Chief Engineer of MassHighway to review the results and to discuss the use of EFS throughout their entire highway system. They have indicated they see a clear need for our technology and we anticipate a work order to include 17 bridges in the immediate future which would total over $200,000. It is likely that an on-call contract would be signed with MassHighway.

New York State has also recently contracted with Matech to provide EFS inspection services on a high profile fracture critical bridge for $9,630. We have completed the work and are in the analysis and reporting process. As a result of this initial inspection we will be performing a follow up inspection which could generate an additional $14,000 for this one bridge. Additionally they are evaluating purchase of equipment, training for their engineers, and licensing in 2008. This purchase would be on the order of $75,000, with renewable revenue from the licensing fees of approximately $500 per bridge plus continuing revenue from consumable sensor purchases.

We have completed an inspection of a fracture critical bridge in West Sacramento, California, and are also in the process of analyzing and reporting the results. At the same time we have met with several high-ranking state and national officials in California, with more meetings planned. These discussions focus on the use of EFS across the state. These officials include Senator Boxer and Lt. Governor Garamendi as well as a potential meeting with Governor Schwarzenegger’s office.

MATECH also formed a strategic alignment with a California-based independent testing laboratory, the Smith Emery Company. This company is over 100 years old and has over 400 employees in California and an office in China as well. They perform weld testing, building façade testing, and metallurgical failure analysis. Their engineers and technicians have already been trained at their cost to execute EFS inspection contracts in the western U.S. region. They are currently providing quality assurance inspections for portions of the San Francisco Bay Bridge, which are being fabricated in China.

Additionally, work completed with the New Jersey DOT last year has been verified by their engineers. As a result they have indicated a desire to continue using the EFS System to verify fatigue crack repair effectiveness.

The Commonwealth of Virginia and State of Alabama have also requested EFS inspections. These will be executed in the first half of 2008. Several other states have requested inspections which will occur in the second half of 2008.

Proposals have been requested by Union Pacific Railroad, one of the largest in the U.S., as well as the Canadian National Railway. Each of these projects would be in the $30,000 range.

Proposals for service and equipment have been requested and subsequently submitted to several entities in Australia, with plans to execute by the end of the year. The contract would include training of their personnel, sale of EFS equipment, as well as the associated licensing fees for each bridge inspected using the EFS system.

Additionally, inspection service providers in other parts of the world are now requesting proposals for equipment and training. We have had interest from various countries including, most recently, Vietnam.

MATECH’s Chief Engineer, Dr. Brent Phares, P.E., recently returned from a trip to China to train representatives there who will be meeting with Chinese government officials and private company executives. Also, the company COO, Marybeth Miceli, has been asked to speak at the World Nondestructive Testing Conference in Shanghai, China in August about our EFS technology. Papers detailing the work performed with the EFS system have been accepted at numerous conferences during 2008.

At a glance:

We anticipate initial inspection contracts in the Spring with the following entities:
  Virginia DOT
  Ohio DOT
  Alabama DOT
  Kentucky DOT/ URS Consulting Engineers
  Union Pacific Railroad
  The Canadian National Railway
  New South Wales, Australia

We have received verbal or written confirmation to proceed from each of these organizations.

We anticipate additional contracts/work orders from the following:

  PennDOT
  New Jersey DOT
  MassHighway
  New York Sate DOT
  CalTrans
  The Federal Highway Administration
  The Association of American Railroads

Additionally, we are speaking with the following state agencies about setting up EFS inspections, plus several entities in China and Europe:

  Maryland DOT
  Hawaii DOT
  Louisiana DOT
  Mississippi DOT
  Montana DOT
  Texas DOT
  Wyoming DOT

In light of the recent bridge tragedy in Minnesota, bridge inspections have become a highly discussed and debated topic. Media outlets have been covering MATECH and the EFS system technology. Our CEO and COO were featured in a ten-minute interview on MoneyTV recently, and the EFS technology has been covered in various professional journals. Also, Government officials in Washington, D.C. are actively discussing the best way to approach improving the U.S. system for already-mandated bridge inspections. All of the solutions involve using the limited available funds in a more efficient way. It is estimated that each state can save as much as $ 100M annually by making the right maintenance decisions at the right time. Congressman James Oberstar, Chairman of the House Transportation and Infrastructure Committee, mentioned using an electrochemical fatigue sensor system (our system) on the floor of Congress as one means to meet those savings goals. As a result of a meeting we had with him last year, Chairman Oberstar is very aware of our EFS technology and the tremendous potential savings to state and federal transportation agencies. We have government officials at every level speaking to decision-makers about the EFS System, including various senators, congressmen, and lobbyists.

In short, we have been very, very busy and we anticipate we are on the cusp of exponential near future growth. The pieces are all in place. We are beginning to invest capital to acquire more EFS system equipment to meet anticipated needs in a timely fashion, as well as investing further in our marketing efforts and training capabilities. We will continue to use our engineering and political ties to push forward the EFS system into the mainstream in order to promote public safety and fiscal responsibility.

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